Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 23, 2024, USANA Health Sciences, Inc. (“USANA” or “the Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among USANA, Karate Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USANA (“Merger Sub”), Hiya Health Products, LLC, a Delaware limited liability company (“Hiya”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the unitholders of Hiya, to acquire a controlling interest in Hiya. Pursuant to the Merger Agreement, Merger Sub merged with and into Hiya (the “Merger”), with Hiya continuing as the surviving company. The Merger was completed on December 23, 2024.
The following unaudited pro forma condensed combined financial information (the “pro forma financial statements”) combines the historical consolidated financial position and results of operations of USANA and the historical financial position and results of operations of Hiya after giving effect to the Merger as further described in Note 1 — Description of the Merger and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements” below. The pro forma financial statements have been prepared to give effect to the following:
•Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets acquired, liabilities assumed, and noncontrolling interest of Hiya is recorded by USANA at their respective fair values as of the closing date;
•Preliminary reclassification adjustments to conform the financial statement presentation of Hiya to that of USANA; and
•Adjustments to reflect estimated post-combination impacts, including transaction costs of the Merger.
The following pro forma financial statements and related notes are based on and should be read in conjunction with:
•The historical audited consolidated financial statements of USANA and the related notes included in USANA’s Annual Report on Form 10-K as of and for the year ended December 30, 2023;
•The historical audited financial statements of Hiya and the related notes for the year ended December 31, 2023;
•The historical unaudited interim condensed consolidated financial statements of USANA and the related notes included in USANA’s Quarterly Report on Form 10-Q as of and for the nine months ended September 28, 2024; and
•The historical audited financial statements of Hiya and the related notes as of and for the nine months ended September 30, 2024.
The unaudited pro forma condensed combined balance sheet as of September 28, 2024, gives pro forma effect to the Merger as if it had occurred on September 28, 2024. The unaudited pro forma condensed combined income statements for the nine months ended September 28, 2024, and for the year ended December 30, 2023, combine the historical results of USANA and Hiya to give pro forma effect to the Merger as if it had occurred on January 1, 2023.
The pro forma financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the pro forma financial statements. The pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Merger. Further, there may be certain additional charges related to integration activities resulting from the Merger, the timing, nature and amount of which management cannot identify as of the filing date of the Form 8-K to which this information is attached, or the dates of the pro forma financial statements, as applicable, and thus, such charges are not reflected in the pro forma financial statements.

The pro forma financial statements have been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby USANA is considered the accounting acquirer. For purposes of the pro forma financial statements, the purchase consideration will be allocated to the identifiable assets acquired, liabilities assumed, and noncontrolling interest based upon their estimated fair values as of the acquisition date, and any excess value of the purchase consideration over the acquired net assets and noncontrolling interest is recognized as goodwill. The assets acquired, liabilities assumed, and noncontrolling interest of Hiya have been measured based on various preliminary estimates using assumptions that USANA believes are reasonable, based on information that is currently available. Due to the pro forma financial statements being prepared based on preliminary estimates of the net assets acquired and noncontrolling interest and balances as of September 28, 2024, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Accordingly, actual adjustments may differ from the amounts reflected in the pro forma financial statements and the differences may be material.
The unaudited pro forma condensed combined balance sheet and statements of income do not give effect to certain one-time charges USANA and Hiya incurred in connection with the Merger.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 30, 2023
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	USANA	Hiya*	Reclassification Adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined USANA and Hiya
Net sales	$921,010	$68,398	$—		$—		$989,408
Cost of sales	176,693	22,627	858	2(a)	(69)	4(a)	200,109
Gross profit	744,317	45,771	(858)		69		789,299
Operating expenses:
Associate incentives	394,257	—	—		—		394,257
Selling, general and administrative	256,989	—	44,787	2(b)	17,409	4(b)	319,185
Selling and marketing	—	31,865	(31,865)	2(a,b)	—		—
General and administrative	—	13,780	(13,780)	2(b)	—		—
Total operating expenses	651,246	45,645	(858)		17,409		713,442
Earnings from operations	93,071	126	—		(17,340)		75,857
Other income (expense):
Interest income	9,637	—	11	2(c)	(8,127)	4(c)	1,521
Interest expense	(262)	(829)	—		(1,581)	4(d)	(2,672)
Other, net	7	235	(11)	2(c)	(171)	4(e)	60
Other income (expense), net	9,382	(594)	—		(9,879)		(1,091)
Earnings before income taxes	102,453	(468)	—		(27,219)		74,766
Income taxes	38,665	—	—		(481)	4(f)	38,184
Net earnings (loss)	63,788	(468)	—		(26,738)		36,582
Less: Net earnings (loss) attributable to redeemable noncontrolling interest	—	—	—		(3,803)	4(g)	(3,803)
Net earnings (loss) attributable to USANA stockholders	$63,788	$—	$—		$(22,935)		$40,385

Earnings per common share attributable to USANA
Basic	$3.31						$2.10
Diluted	$3.30						$2.09

Weighted average common shares outstanding
Basic	19,250						19,250
Diluted	19,345						19,345
*The audited income statement of Hiya is for the year ended December 31, 2023. See Note 1 for further information.
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2024
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	USANA	Hiya*	Reclassification Adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined USANA and Hiya
Net sales	$640,890	$80,925	$—		$—		$721,815
Cost of sales	122,659	24,193	250	2(a)	31	4(a)	147,133
Gross profit	518,231	56,732	(250)		(31)		574,682
Operating expenses:
Associate incentives	270,197	—	—		—		270,197
Selling, general and administrative	189,920	—	41,591	2(b)	12,919	4(b)	244,430
Selling and marketing	—	30,647	(30,647)	2(a,b)	—		—
General and administrative	—	11,194	(11,194)	2(b)	—		—
Total operating expenses	460,117	41,841	(250)		12,919		514,627
Earnings from operations	58,114	14,891	—		(12,950)		60,055
Other income (expense):
Interest income	8,581	—	44	2(c)	(7,306)	4(c)	1,319
Interest expense	(152)	(37)	—		(1,229)		(1,418)
Other, net	(621)	57	(44)	2(c)	(7)	4(e)	(615)
Other income (expense), net	7,808	20	—		(8,542)		(714)
Earnings before income taxes	65,922	14,911	—		(21,492)		59,341
Income taxes	28,346	—	—		15	4(f)	28,361
Net earnings (loss)	37,576	14,911	—		(21,507)		30,980
Less: Net earnings (loss) attributable to redeemable noncontrolling interest	—	—	—		413	4(g)	413
Net earnings (loss) attributable to USANA stockholders	$37,576	$—	$—		$(21,920)		$30,567

Earnings per common share attributable to USANA
Basic	$1.97						$1.60
Diluted	$1.96						$1.59

Weighted average common shares outstanding
Basic	19,108						19,108
Diluted	19,181						19,181
*The audited income statement of Hiya is for the nine months ended September 30, 2024. See Note 1 for further information.
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 28, 2024
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	USANA	Hiya*	Reclassification Adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined USANA and Hiya
ASSETS
Current assets
Cash and cash equivalents	$364,889	$3,850	$—		$(185,458)	5(a,f)	$183,281
Inventories	63,984	8,147	—		904	5(b)	73,035
Prepaid expenses and other current assets	22,318	3,496	(31)	2(d)	—		25,783
Total current assets	451,191	15,493	(31)		(184,554)		282,099
Property and equipment, net	98,033	104	152	2(e)	—		98,289
Goodwill	17,196	—	—		128,307	5(c)	145,503
Intangible assets, net	29,237	152	(152)	2(e)	124,200	5(d)	153,437
Deferred tax assets	16,823	—	—		—		16,823
Right-of-use assets - operating leases, net	—	411	(411)	2(f)	—		—
Other assets	58,828	—	442	2(d,f)	—		59,270
	$671,308	$16,160	$—		$67,953		$755,421
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
Current liabilities
Accounts payable	$7,041	$4,517	$(209)	2(g)	$—		$11,349
Accrued expenses	—	1,363	(1,363)	2(h)	—		—
Lease liability - operating, current portion	—	120	(120)	2(i)	—		—
Other current liabilities	107,738	—	1,692	2(g,h,i)	8,243	5(e)	117,673
Line of credit	—	—	—		23,000	5(f)	23,000
Total current liabilities	114,779	6,000	—		31,243		152,022
Deferred tax liabilities	4,727	—	—		—		4,727
Other long-term liabilities	18,715	—	316	2(j)	—		19,031
Lease liability - operating, net of current portion	—	316	(316)	2(j)	—		—
Total liabilities	138,221	6,316	—		31,243		175,780

Redeemable noncontrolling interest	—	—	—		54,797	5(g)	54,797
Stockholders' equity
Common stock, $0.001 par value; Authorized -- 50,000 shares, issued and outstanding 19,056 as of September 28, 2024	19	—	—		—		19
Additional paid-in capital	72,277	—	—		—		72,277
Retained earnings	474,490	—	—		(8,243)	5(e)	466,247
Accumulated other comprehensive income (loss)	(13,699)	—	—		—		(13,699)
Members' equity	—	9,844	—		(9,844)	5(h)	—
Total USANA stockholders' equity	533,087	9,844	—		(18,087)		524,844
Total liabilities, redeemable noncontrolling interest, and equity	$671,308	$16,160	$—		$67,953		$755,421
*The audited balance sheet of Hiya is as of September 30, 2024. See Note 1 for further information.
See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS)
Note 1. Description of the Merger and Basis of Presentation
Acquisition of Hiya
On December 23, 2024, Health Sciences, Inc. (“USANA” or “the Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among USANA, Karate Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USANA (“Merger Sub”), Hiya Health Products, LLC, a Delaware limited liability company (“Hiya”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the unitholders of Hiya, to acquire a controlling interest in Hiya. Pursuant to the Merger Agreement, Merger Sub merged with and into Hiya (the “Merger”), with Hiya continuing as the surviving company. The Merger was completed on December 23, 2024.
Basis of Presentation
The accompanying pro forma financial information (the “pro forma financial statements”) have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in these notes to the pro forma financial statements.
The unaudited pro forma condensed combined balance sheet as of September 28, 2024, combines the historical consolidated balance sheets of USANA and Hiya, giving effect to the Merger as it had occurred on September 28, 2024. The unaudited pro forma condensed combined income statements for the nine months ended September 28, 2024, and for the year ended December 30, 2023, combines the historical consolidated income statements of USANA and Hiya, giving effect to the Merger as if it had occurred on January 1, 2023. Hiya has a 2023 fiscal year end as of and for the year ended December 31, 2023. Hiya’s nine-month 2024 period end is as of and for the nine months ended September 30, 2024. The difference between the USANA and Hiya year and period ends is not significant.
The pro forma financial statements and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting whereby USANA is considered the accounting acquirer. The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets, liabilities, and noncontrolling interest of Hiya, as of the effective time of the Merger (the “Effective Time”), is recorded by USANA at their estimated fair values and any excess of the purchase consideration over the fair value of Hiya’s net assets and noncontrolling interest is allocated to goodwill. The pro forma allocation of the purchase consideration reflected in the pro forma financial statements is preliminary and may vary materially from the actual allocation that will be recorded as of the closing date of the Merger.
The pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Merger.
Note 2. Significant Accounting Policies and Reclassification Adjustments
During the preparation of the pro forma financial statements, USANA performed a preliminary analysis of Hiya’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of USANA. Accordingly, certain reclassification adjustments have been made to conform Hiya’s historical financial statements to the presentation used by USANA in the preparation of the pro forma financial statements.
The following reclassification adjustments were made to conform the presentation of Hiya’s historical income statements for the nine months ended September 28, 2024, and for the year ended December 30, 2023, to USANA’s presentation:
(a)Adjustment reflects the reclassification of certain “Selling and marketing” expenses to “Cost of sales”.

(b)Adjustment reflects the reclassification of certain “Selling and marketing” and “General and administrative” expenses to “Selling, general and administrative”.
(c)Adjustment reflects the reclassification of certain “Other, net” to “Interest income”.
The following reclassification adjustments were made to conform the presentation of Hiya’s historical balance sheet as of September 28, 2024, to USANA’s presentation:
(d)Adjustment reflects the reclassification of “Prepaid expenses and other current assets” to “Other assets”.
(e)Adjustment reflects the reclassification of “Intangible assets, net” to “Property and equipment, net”.
(f)Adjustment reflects the reclassification of “Right-of-use assets - operating leases, net” to “Other assets”.
(g)Adjustment reflects the reclassification of “Accounts payable” to “Other current liabilities”.
(h)Adjustment reflects the reclassification of “Accrued expenses” to “Other current liabilities”.
(i)Adjustment reflects the reclassification of “Lease liability – operating, current portion” to “Other current liabilities”.
(j)Adjustment reflects the reclassification of “Lease liability – operating, net of current portion” to “Other long-term liabilities”.
Note 3. Preliminary Purchase Price Allocation
Preliminary Purchase Consideration
The total preliminary merger consideration is calculated as follows:

(in thousands)	As of September 28, 2024
Cash	$205,000
Cash acquired	3,850
Preliminary working capital adjustment	(392)
Total preliminary merger consideration	$208,458
Preliminary Purchase Price Allocation
The preliminary purchase consideration as shown in the table above is allocated to the identifiable assets acquired and liabilities assumed, and noncontrolling interests of Hiya based on their preliminary estimated fair values. The fair value assessments are preliminary and are based on available information and certain assumptions, which USANA believes are reasonable. The following table sets forth a preliminary allocation of the preliminary purchase consideration to the fair value of the identifiable tangible and intangible assets acquired, liabilities assumed, and noncontrolling interest of Hiya using Hiya’s balance sheet as of September 30, 2024, adjusted for reclassifications and presentational alignment to that of USANA’s historical financial information:

(in thousands)	As of September 28, 2024
Purchase consideration	$208,458

Assets
Cash and cash equivalents	$3,850
Inventories	9,051
Prepaid expenses and other current assets	3,496
Property and equipment, net	256
Intangible assets, net	124,200
Other assets	411
Total assets acquired	$141,264
Liabilities
Accounts payable	$4,517
Other current liabilities	1,483
Other long-term liabilities	316
Total liabilities assumed	6,316
Net assets acquired	$134,948

Noncontrolling interest	$54,797
Goodwill	$128,307
Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Income Statements
The unaudited pro forma condensed combined income statements for the year ended December 30, 2023 and the nine months ended September 28, 2024 are presented as if the Merger had occurred on January 1, 2023, the first day of fiscal year 2023. The pro forma adjustments which impact the condensed combined income statements for the year ended December 30, 2023 and the nine months ended September 28, 2024 give effect to the events that are directly attributable to the Merger and are expected to have a continuing impact. The pro forma adjustments are based on available information and certain assumptions the Company believes are factually supportable. The pro forma adjustments included in the unaudited pro forma financial statements are as follows:
(a)Adjustment reflects the impact of a change in inventory valuation costing method to align with USANA accounting policies. The impact of the adjustment was a $69 reduction to Cost of sales for the year ended December 30, 2023 and a $31 increase to Cost of sales for the nine months ended September 28, 2024.
(b)Adjustment reflects the impact for amortization expense of acquired intangible assets. The adjustment also removes the impact of non-recurring expenses totaling $412 and $447, for the year ended December 30, 2023 and the nine months ended September 28, 2024, respectively. The following table summarizes the estimated fair value of Hiya’s amortizable intangible assets, their estimated useful lives, and amortization for the year ended December 30, 2023 and the nine months ended September 28, 2024.

	Estimated Fair Value	Estimated Useful Life (Years)	Annual 2023 Amortization Expense	Nine months ended September 28, 2024 Amortization Expense
Customer relationship	$54,700	5	$10,898	$8,174
Trade name	69,500	10	6,923	5,192
	$124,200		$17,821	$13,366
Future amortization expense for acquired intangible assets as of December 23, 2024, for the remainder of 2024 and five years thereafter is as follows:

2024	$294
2025	$18,164
2026	$17,821
2027	$17,821
2028	$17,821
2029	$17,643
(c)Adjustment reflects the impact for interest income historically earned from the cash on hand which was utilized to fund the Merger. The impact of the reduction of interest income for the year ended December 30, 2023 and the nine months ended September 28, 2024 is $8,127 and $7,306, respectively.
(d)Adjustment reflects the impact for interest expense related to the portion of the purchase consideration which was financed through the Company’s line of credit. The impact of the related interest expense for the year ended December 30, 2023 and the nine months ended September 28, 2024, is $1,581 and $1,229, respectively. The impact of a 1/8% adjustment to the pro forma adjustment related to interest expense is $198 and $154 for the year ended December 30, 2023 and the nine months ended September 28, 2024, respectively.
(e)Adjustment reflects the impact of cash received in COVID-19 Employee Retention Tax Credits that were not used and subsequently returned.
(f)Adjustment reflects the tax effect of the pro forma condensed combined income statement based upon the blended federal and state statutory rates.
(g)Adjustment reflects the impact of the 21.15% Hiya noncontrolling interest impact of the relevant pro forma adjustments to the income statement for the year ended December 30, 2023 and the nine months ended September 28, 2024.
Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The unaudited pro forma condensed combined balance sheet as of September 28, 2024 is presented as if the Merger had occurred on September 28, 2024. The pro forma adjustments which impact the unaudited pro forma condensed combined balance sheet as of September 28, 2024 reflect events that are directly attributable to the transaction regardless of whether they have a continuing effect or are nonrecurring. The pro forma adjustments are based on available information and certain assumptions the Company believes are factually supportable. The pro forma adjustments included in the unaudited pro forma financial information are as follows:
(a)Adjustment reflects $208,458 cash consideration transferred, reduced by $23,000 borrowed on the Company's line of credit to finance the transaction.
(b)Adjustment is to record acquired inventory at its estimated fair value. As the Company sells the acquired inventory, its cost of sales will reflect the increased valuation of Hiya inventory, which will temporarily reduce gross margin through the first half of fiscal year 2025. The impact on cost of sales from the Hiya inventory fair value step up is not reflected in the pro forma income statement as it is considered a non-recurring adjustment.
(c)Adjustment reflects the adjustment to goodwill from the excess of the purchase consideration over the assets acquired, liabilities assumed, and noncontrolling interest as of September 28, 2024.
(d)Adjustment reflects the recognition of acquired intangible assets as of September 28, 2024.
(e)Adjustment reflects direct and incremental acquisition costs which are primarily investment bank fees, legal fees, and other professional fees which are not reflected in the pro forma condensed combined income statements.
(f)Adjustment reflects the use of the Company’s line of credit to finance $23,000 of the purchase price consideration.
(g)Adjustment reflects the recognition of the Hiya redeemable noncontrolling interest at estimated fair value as of September 28, 2024. In connection with the Merger Agreement, USANA acquired a controlling 78.85% interest of Hiya. Simultaneously, USANA and the remaining noncontrolling interest holders entered into an Amended and Restated Limited Liability Company Agreement ("LLC Agreement")

granting USANA the right to buy ("Call Right") and the noncontrolling interest holders the right to cause USANA to purchase ("Put Right") half of the remaining noncontrolling interest units beginning on April 30, 2028, and the remaining unpurchased noncontrolling interest units beginning on April 30, 2030 or, if the Put Right and Call Right have not, collectively, been exercised with respect to all noncontrolling interest units prior to the end of the 2030, the period beginning on April 30th of each year after 2030. The purchase price for the noncontrolling interest units pursuant to the Call Right and Put Right is based on Hiya’s Adjusted EBITDA (as defined in the LLC Agreement) for the calendar year immediately prior to the year in which such right is exercised, multiplied by the Company Value Reference Amount (as defined in the LLC Agreement). The Call Right and Put Right are not mandatorily redeemable. The redemption of the noncontrolling interest is contingent upon the passage of time and within the control of the interest holders, therefore, the redeemable noncontrolling interest is classified within the mezzanine section on the pro forma condensed combined balance sheet.
(h)Adjustment reflects the elimination of the Members’ equity of Hiya as of the date of the pro forma condensed combined balance sheet.